Exhibit 99.1

Apple Reports Fourth Quarter Results

Revenues increase by 19 percent

CUPERTINO, California—October 15, 2003—Apple® today announced financial results for its fiscal 2003 fourth quarter ended September 27, 2003. For the quarter, the Company posted a net profit of $44 million, or $.12 per diluted share. These results compare to a net loss of $45 million, or $.13 per diluted share, in the year-ago quarter. Revenues for the quarter were $1.715 billion, up 19 percent from the year-ago quarter, and gross margins were 26.6 percent, up from 26.4 percent in the year-ago quarter. International sales accounted for 38 percent of the quarter’s revenues.

The quarter’s results include an after-tax investment gain of $6 million, a favorable accounting transition adjustment of $3 million related to Apple’s stock repurchase agreement, and a gain on settlement of the stock repurchase agreement of $6 million.  Without these items, net income would have been $29 million, or $.08 per share.  Management believes that presentation of results excluding these items provides meaningful supplemental information regarding the Company’s operational performance.

Apple shipped 787 thousand Macintosh® units during the quarter, up 7% from the year-ago quarter, as well as 336 thousand iPod® units, up 140% from the year-ago quarter.

“It was a great new product quarter for Apple,” said Steve Jobs, Apple’s CEO. “We launched the Power Mac G5, the fastest personal computer in the world, new PowerBooks and new iPods.  Plus, we’re delivering Panther, the next major release of Mac OS X, later this month and we’ll have some exciting news regarding our music efforts tomorrow.”

“We are very pleased to have exceeded our revenue and profit targets for the fourth quarter,” said Fred Anderson, Apple’s CFO. “Our balance sheet remains strong and our working capital management is among the best in the industry.  Looking ahead to the first quarter of fiscal 2004, we expect a sequential increase in revenues to about $1.9 billion and a slight sequential increase in GAAP earnings relative to the September quarter.”

For the year, the Company reported net income of $69 million on revenues of $6.21 billion compared to net income of $65 million on revenues of $5.74 billion in 2002.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Apple is committed to bringing the best personal computing experience to students, educators, creative professionals and consumers around the world through its innovative hardware, software and Internet offerings.

Apple will provide live streaming of its Q4 2003 financial results conference call utilizing QuickTime™, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:30 p.m. PT on Wednesday, October 15, 2003 at http://www.apple.com/quicktime/qtv/earningsq403/ and will also be available for replay. The QuickTime player is available free for Macintosh and Windows users at www.apple.com/quicktime.

This press release contains forward-looking statements about future revenues, profit, and products, including statements regarding delivery of Mac OS® X version 10.3 "Panther," announcements regarding the Company's music efforts and estimated revenues and earnings for the first quarter of fiscal 2004.  These statements involve risks and uncertainties and actual results may differ. Potential risks and uncertainties include continued competitive pressures in the marketplace; the effect competitive and economic factors and the Company’s reaction to them may have on consumer and business buying decisions with respect to the Company’s products; the ability of the Company to make timely delivery of new programs, products and successful technological innovations to the marketplace; the continued availability of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; possible disruption in commercial activity as a result of major health concerns, such as Severe Acute Respiratory Syndrome (SARS); risks associated with the Company’s retail initiative including significant investment cost, uncertain consumer acceptance and potential impact on existing reseller relationships; the effect that the Company’s dependency on manufacturing and logistics services provided by third-parties may have on the quality or quantity of products manufactured; and the ability of the Company to successfully evolve its operating system and attract sufficient Macintosh developers. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-Q for the quarter ended June 28, 2003 and the Company’s Form 10-K for the 2003 fiscal year to be filed with the SEC.  The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Press Contact:

Steve Dowling

(408) 974-1896

sdowling@apple.com

Investor Relations Contacts:

Nancy Paxton

(408) 974-5420

paxton1@apple.com

Joan Hoover

(408) 974-4570

hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR web site (www.apple.com/pr/) or call Apple’s Media Helpline at (408) 974-2042.

CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	September 27, 2003	September 28, 2002

ASSETS:
Current assets:
Cash and cash equivalents	$3,396	$2,252
Short-term investments	1,170	2,085
Accounts receivable, less allowances of $49 and $51, respectively	766	565
Inventories	56	45
Deferred tax assets	190	166
Other current assets	309	275
Total current assets	5,887	5,388
Property, plant, and equipment, net	669	621
Goodwill	85	85
Acquired intangible assets	24	34
Other assets	150	170
Total assets	$6,815	$6,298

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,154	$911
Accrued expenses	899	747
Current debt	304	—
Total current liabilities	2,357	1,658
Long-term debt	—	316
Deferred tax liabilities and other non-current liabilities	235	229
Total liabilities	2,592	2,203

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 900,000,000 shares authorized; 366,726,584 and 358,958,989 shares issued and outstanding, respectively	1,926	1,826
Deferred stock compensation	(62)	(7)
Retained earnings	2,394	2,325
Accumulated other comprehensive income (loss)	(35)	(49)
Total shareholders’ equity	4,223	4,095
Total liabilities and shareholders’ equity	$6,815	$6,298

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	September 27, 2003	September 28, 2002	September 27, 2003	September 28, 2002

Net sales	$1,715	$1,443	$6,207	$5,742
Cost of sales	1,259	1,062	4,499	4,139
Gross margin	456	381	1,708	1,603

Operating expenses:
Research and development	111	116	471	446
Selling, general, and administrative	314	278	1,212	1,109
Restructuring costs	—	6	26	30
Purchased in-process research and development	—	1	—	1
Total operating expenses	425	401	1,709	1,586
Operating income (loss)	31	(20)	(1)	17

Gain (loss) on non-current investments, net	8	(65)	10	(42)
Interest and other income, net	16	25	83	112
Total interest and other income, net	24	(40)	93	70

Income (loss) before provision for (benefit from) income taxes	55	(60)	92	87
Provision for (benefit from) income taxes	14	(15)	24	22

Income (loss) before accounting changes	41	(45)	68	65

Cumulative effects of accounting changes, net	3	—	1	—

Net income (loss)	$44	$(45)	$69	$65

Earnings (loss) per common share before accounting changes:
Basic	$0.11	$(0.13)	$0.19	$0.18
Diluted	$0.11	$(0.13)	$0.19	$0.18

Earnings (loss) per common share:
Basic	$0.12	$(0.13)	$0.19	$0.18
Diluted	$0.12	$(0.13)	$0.19	$0.18

Shares used in computing earnings (loss) per share (in thousands):
Basic	362,191	358,910	360,631	355,022
Diluted	370,733	358,910	363,466	361,785

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except share and per share amounts)

THREE MONTHS ENDED SEPTEMBER 27, 2003

	As Reported	Pro Forma Entries		Pro Forma

Net sales	$1,715			$1,715
Cost of sales	1,259			1,259
Gross margin	456			456

Operating expenses:
Research and development	111			111
Selling, general, and administrative	314			314
Total operating expenses	425			425
Operating income	31			31

Gain on non-current investments	8	(8	)(a)	—
Interest and other income, net	16	(6	)(b)	10
Total interest and other income, net	24	(14)		10

Income before provision for income taxes	55	(14)		41
Provision for income taxes	14	(2	)(c)	12

Income before accounting change	41	(12)		29

Cumulative effect of accounting change	3	(3	)(d)	—

Net income	$44	$(15)		$29

Earnings per common share before accounting change:
Basic	$0.11			$0.08
Diluted	$0.11			$0.08

Earnings per common share:
Basic	$0.12			$0.08
Diluted	$0.12			$0.08

Shares used in computing earnings per share (in thousands):
Basic	362,191			362,191
Diluted	370,733			370,733

Notes:

(a)	Pre-tax gain on sale of non-current investments
(b)	Gain on settlement of forward stock repurchase agreement
(c)	Tax impact of gain on sale of non-current investments
(d)	Transition gain from the adoption of SFAS No. 150 related to the Company’s forward stock repurchase agreement